Pursuant to an arrangement approved by the Board of Directors of The Equitable Life Assurance Society of the United States on February 19, 1998, Mr. Melone will receive under the Supplemental Executive Retirement Plan an additional annual retirement benefit of $50,867, expressed as a single life annuity, or its equivalent as a joint and survivor annuity.